    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1999

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               FORD MOTOR COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   38-0549190
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               THE AMERICAN ROAD,
                            DEARBORN, MICHIGAN 48121
                                 (313) 322-3000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            JOHN M. RINTAMAKI, ESQ.
                        VICE PRESIDENT - GENERAL COUNSEL
                                 AND SECRETARY
                               FORD MOTOR COMPANY
                               THE AMERICAN ROAD,
                            DEARBORN, MICHIGAN 48121
                                 (313) 322-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:

                            ARBIE R. THALACKER, ESQ.
                              SHEARMAN & STERLING
                               599 LEXINGTON AVE.
                            NEW YORK, NEW YORK 10022
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX.
[ ]
    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]
    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
        TITLE OF EACH                                         PROPOSED                PROPOSED
           CLASS OF                    AMOUNT                 MAXIMUM                  MAXIMUM               AMOUNT OF
          SECURITIES                    TO BE              OFFERING PRICE             AGGREGATE            REGISTRATION
       TO BE REGISTERED              REGISTERED             PER UNIT(A)           OFFERING PRICE(A)             FEE
---------------------------------------------------------------------------------------------------------------------------
Debt Securities...............     $3,000,000,000               100%              $3,000,000,000(b)          $834,000
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(a) Estimated solely for the purpose of determining the amount of the registration fee.
(b) In U.S. dollars or the equivalent thereof in foreign currencies or composite currencies.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST 27, 1999

                                  [FORD LOGO]

                               FORD MOTOR COMPANY

                                 $3,000,000,000

                                DEBT SECURITIES

     This Prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the debt securities described in this Prospectus in one or more offerings up to a total dollar amount of $3,000,000,000.

     This Prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

     You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

     Our principal executive offices are located at:

       Ford Motor Company
       The American Road
       Dearborn, Michigan 48121
       313-322-3000

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is August   , 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    2
Ford Motor Company..........................................    2
Ratio of Earnings to Fixed Charges..........................    3
Use of Proceeds.............................................    3
Description of Debt Securities..............................    3
Plan of Distribution........................................    8
Legal Opinions..............................................    8
Experts.....................................................    9

                           -------------------------

  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     THE DEBT SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

     YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENTS.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings also are available to you at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this Prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed.

     - Annual Report on Form 10-K for the year ended December 31, 1998 (our "1998 10-K Report").

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999 (collectively, our "10-Q Reports").

     - Current Reports on Form 8-K dated January 14, 1999, January 21, 1999, January 28, 1999, February 2, 1999, February 5, 1999, April 12, 1999,
       April 15, 1999 and July 15, 1999.

     You may request copies of these filings at no cost, by writing or telephoning us at the following address or by accessing our web site at http://www.ford.com/finaninvest/stockholder:

    Ford Motor Company
    The American Road
    Dearborn, MI 48121
    Attn: Shareholder Relations Department
    800-555-5259 or 313-845-8540

                               FORD MOTOR COMPANY

     We incorporated in Delaware in 1919 and acquired the business of a Michigan company, also known as Ford Motor Company, incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. We are the world's largest producer of trucks and the second-largest producer of cars and trucks combined.

     Our business is divided into two business sectors, and we manage these sectors as four primary operating segments. These business sectors and operating segments are described below.

BUSINESS SECTORS         OPERATING SEGMENTS               DESCRIPTION
----------------         ------------------               -----------
Automotive:          Automotive                  design, manufacture, sale and
                                                 service of cars and trucks

                     Visteon Automotive Systems  design, manufacture, sale and
                                                 service of automotive
                                                 components and systems

Financial
Services:            Ford Motor Credit Company   vehicle-related financing,
                                                 leasing and insurance

                     The Hertz Corporation       rental of cars, trucks and
                                                 industrial and construction
                                                 equipment, and other
                                                 activities

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of our "earnings" to our "fixed charges" for the first six months of 1999 and each of the years 1994 through 1998 was:

    SIX MONTHS          YEARS ENDED DECEMBER 31
      ENDED         --------------------------------
  JUNE 30, 1999     1998   1997   1996   1995   1994
  -------------     ----   ----   ----   ----   ----
       2.4          3.8*   2.0    1.6    1.6    2.0

-------------------------
* Earnings used in calculation of this ratio include $15,955 million gain on the spin-off of our interest in Associates First Capital Corporation. Excluding this gain, the ratio would have been 2.0.

     For purposes of the ratio, "earnings" means the sum of:

        - our pre-tax income,

        - the pre-tax income of our majority-owned subsidiaries, whether or not consolidated,

        - our proportionate share of the income of any fifty-percent-owned companies,

        - any income we received from less-than-fifty-percent-owned companies, and

        - our fixed charges.

     "Fixed charges" means the sum of:

        - the interest we pay on borrowed funds,

        - the preferred stock dividend requirements of our consolidated subsidiaries and trusts,

        - the amount we amortize for debt discount, premium, and issuance expense, and

        - one-third of all our rental expenses (the proportion deemed representative of the interest factor).

                                USE OF PROCEEDS

     We, or our affiliates, will use the net proceeds from the sale of debt securities for general corporate purposes, unless we state otherwise in a Prospectus Supplement. If we intend to use the proceeds to repay outstanding debt, we will provide details about the debt that is being repaid.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue debt securities in one or more series under an Indenture, dated as of February 15, 1992, between us and The Bank of New York, Trustee. The Indenture may be supplemented from time to time.

     The Indenture is a contract between us and The Bank of New York acting as Trustee. The Trustee has two main roles. First, the Trustee can enforce your rights against us if an "Event of Default" described below occurs. Second, the Trustee performs certain administrative duties for us.

     The Indenture is summarized below. Because it is a summary, it does not contain all of the information that may be important to you. We filed the Indenture as an exhibit to the registration statement, and we suggest that you read those parts of the Indenture that are important to you. You especially need to read the Indenture to get a complete understanding of your rights and our obligations under the covenants described below under Limitation on Liens, Limitation on Sales and Leasebacks and Merger and Consolidation. Throughout the summary we have included parenthetical references to the Indenture so that you can easily locate the provisions being discussed.

     The specific terms of each series of debt securities will be described in the particular Prospectus Supplement relating to that series. The Prospectus Supplement may or may not modify the general terms found in this Prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this Prospectus and the Prospectus Supplement relating to that particular series.

GENERAL

     The debt securities offered by this Prospectus will be limited to a total amount of $3,000,000,000, or the equivalent amount in any currency. The Indenture, however, does not limit the amount of debt securities that may be issued under it. Therefore, additional debt securities may be issued under the Indenture.

     The Prospectus Supplement which will accompany this Prospectus will describe the particular series of debt securities being offered by including:

        - the designation or title of the series of debt securities;

        - the total principal amount of the series of debt securities;

        - the percentage of the principal amount at which the series of debt securities will be offered;

        - the date or dates on which principal will be payable;

        - the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

        - the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

        - the terms for redemption, extension or early repayment, if any;

        - the currencies in which the series of debt securities are issued or payable;

        - the provision for any sinking fund;

        - any additional restrictive covenants;

        - any additional Events of Default;

        - whether the series of debt securities are issuable in physical form;

        - any provisions modifying the defeasance and covenant defeasance provisions;

        - any special tax implications, including provisions for original issue discount; and

        - any other terms.

     The debt securities will be our unsecured obligations. The debt securities will rank equally with our other unsecured and unsubordinated indebtedness (parent company only).

     Unless the Prospectus Supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

     The Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

LIMITATION ON LIENS

     The Indenture restricts our ability to pledge some of our assets as security for other debt. Unless we secure the debt securities on an equal basis, the restriction does not permit us to have or guarantee any debt that is secured by (1) any of our principal U.S. plants or
(2) the stock or debt of any of our subsidiaries that own or lease one of these plants. This restriction does not apply until the total amount of our secured debt plus the discounted value of the amount of rent we must pay under sale and leaseback transactions involving principal U.S. plants exceeds 5% of our consolidated net tangible automotive assets. This restriction also does not apply to any of the following:

        - liens of a company that exist at the time such company becomes our subsidiary;

        - liens in our favor or in the favor of our subsidiaries;

        - certain liens given to a government;

        - liens on property that exist at the time we acquire the property or liens that we give to secure our paying for the property; and

        - any extension or replacement of any of the above. (Section 10.04)

LIMITATION ON SALES AND LEASEBACKS

     The Indenture prohibits us from selling and leasing back any principal U.S. plant for a term of more than three years. This restriction does not apply if:

        - we could create secured debt in an amount equal to the discounted value of the rent to be paid under the lease without violating the limitation on liens provision discussed above;

        - the lease is with or between any of our subsidiaries; or

        - within 120 days of selling the U.S. plant, we retire our funded debt in an amount equal to the net proceeds from the sale of the plant or the fair market value of the plant, whichever is greater.

MERGER AND CONSOLIDATION

     The Indenture prohibits us from merging or consolidating with any company, or selling all or substantially all of our assets to any company, if after we do so the surviving company would violate the limitation on liens or the limitation on sales and leasebacks discussed above. This does not apply if the surviving company secures the debt securities on an equal basis with the other secured debt of the company. (Sections 8.01 and 8.03)

EVENTS OF DEFAULT AND NOTICE THEREOF

     The Indenture defines an "Event of Default" as being any one of the following events:

        - failure to pay interest for 30 days after becoming due;

        - failure to pay principal or any premium for five business days after becoming due;

        - failure to make a sinking fund payment for five days after becoming due;

        - failure to perform any other covenant applicable to the debt securities for 90 days after notice;

        - certain events of bankruptcy, insolvency or reorganization; and

        - any other Event of Default provided in the Prospectus Supplement.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture. (Section 5.01.)

     If an Event of Default occurs and continues, the Trustee or the holders of at least 25% of the total principal amount of the series may declare the entire principal amount (or, if they are Original Issue Discount Securities (as defined in the Indenture), the portion of the principal amount as specified in the terms of such series) of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the total principal amount of the debt securities of that series can void the declaration. (Section 5.02.)

     The Indenture provides that within 90 days after default under a series of debt securities, the Trustee will give the holders of that series notice of all uncured defaults known to it. (The term "default" includes the events specified above without regard to any period of grace or requirement of notice.) The Trustee may withhold notice of any default (except a default in the payment of principal, interest or any premium) if it believes that it is in the interest of the holders. (Section 6.01.)

     Annually, we must send to the Trustee a certificate describing any existing defaults under the Indenture. (Section 10.06.)

     Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable protection from expenses and liability. (Section 6.02.) If they provide this reasonable indemnification, the holders of a majority of the total principal amount of any series of debt securities may direct the Trustee how to act under the Indenture. (Section 5.12.)

DEFEASANCE AND COVENANT DEFEASANCE

     Unless the Prospectus Supplement states otherwise, we will have two options to discharge our obligations under a series of debt securities before their maturity date. These options are known as "defeasance" and "covenant defeasance". Defeasance means that we will be deemed to have paid the entire amount of the applicable series of debt securities and we will be released from all of our obligations relating to that series (except for certain obligations, such as registering transfers of the securities). Covenant defeasance means that as to the applicable series of debt securities we will not have to comply with the covenants described above under Limitation on Liens, Limitation on Sales and Leasebacks and Merger and Consolidation. In addition, if the Prospectus Supplement states that any additional covenants relating to that series of debt securities are subject to the covenant defeasance provision in the Indenture, then we also would not have to comply with those covenants. (Sections 14.01, 14.02 and 14.03.)

     To elect either defeasance or covenant defeasance for any series of debt securities, we must deposit with the Trustee an amount of money and/or U.S. government obligations that will be sufficient to pay principal, interest and any premium or sinking fund payments on the debt securities when those amounts are scheduled to be paid. In addition, we must provide a legal opinion stating that as a result of the defeasance or covenant defeasance you will not be required to recognize income, gain or loss for Federal income tax purposes and you will be subject to Federal income tax on the same amounts, in the same manner and at the same times as if the defeasance or covenant defeasance had not occurred. For defeasance, that opinion must be based on either an Internal Revenue Service ruling or a change in law since the date the debt securities were issued. We must also meet other conditions, such as there being no Events of Default. The amount deposited with the Trustee can be decreased at a later date if in the opinion of a nationally recognized firm of independent public accountants the deposits are greater than the amount then needed to pay principal, interest and any premium or sinking fund payments on the debt securities when those amounts are scheduled to be paid. (Sections 14.04 and 14.05.)

     Our obligations relating to the debt securities will be reinstated if the Trustee is unable to pay the debt securities with the deposits held in trust, due to an order of any court or governmental authority. (Section 14.06.) It is possible that a series of debt securities for which we elect covenant defeasance may later be declared immediately due in full because of an Event of Default (not relating to the covenants that were defeased). If that happens, we must pay the debt securities in full at that time, using the deposits held in trust or other money. (Section 14.03.)

MODIFICATION OF THE INDENTURE

     With certain exceptions, our rights and obligations and your rights under a particular series of debt securities may be modified with the consent of the holders of not less than two-thirds of the total principal amount of those debt securities. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against you without your consent. (Section 9.02.)

GLOBAL SECURITIES

     Unless otherwise stated in a Prospectus Supplement, the debt securities of a series will be issued in the form of one or more global certificates that will be deposited with The Depository Trust Company, New York, New York ("DTC"), which will act as depositary for the global certificates. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own debt securities that are represented by one or more global certificates, you can do so only indirectly or "beneficially" through an account with a broker, bank or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.

     While the debt securities are represented by one or more global certificates:

        - You will not be able to have the debt securities registered in your name.

        - You will not be able to receive a physical certificate for the debt securities.

        - Our obligations, as well as the obligations of the Trustee and any of our agents, under the debt securities will run only to DTC as the registered owner of the debt securities. For example, once we make payment to DTC, we will have no further responsibility for the payment even if DTC or your broker, bank or other financial institution fails to pass it on so that you receive it.

        - Your rights under the debt securities relating to payments, transfers, exchanges and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank or other financial institution, and/or the contractual arrangements you or your broker, bank or financial institution has with DTC. Neither we nor the Trustee has any responsibility for the actions of DTC or your broker, bank or financial institution.

        - You may not be able to sell your interests in the debt securities to some insurance companies and others who are required by law to own their debt securities in the form of physical certificates.

        - Because the debt securities will trade in DTC's Same-Day Funds Settlement System, when you buy or sell interests in the debt securities, payment for them will have to be made in immediately available funds. This could affect the attractiveness of the debt securities to others.

     A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of the depositary or it is exchanged in whole or in part for debt securities in physical form. (Section 2.05.) If a global certificate is exchanged for debt securities in physical form, they will be in denominations of $1,000 and integral multiples thereof, or another denomination stated in the Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     We may sell the debt securities to or through agents or underwriters or directly to one or more purchasers.

BY AGENTS

     We may use agents to sell the debt securities. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

BY UNDERWRITERS

     We may sell the debt securities to underwriters. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the debt securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

DIRECT SALES

     We may sell debt securities directly to you. In this case, no underwriters or agents would be involved.

GENERAL INFORMATION

     Any underwriters or agents will be identified and their compensation described in a Prospectus Supplement.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                                 LEGAL OPINIONS

     John M. Rintamaki, Esq., who is our Vice President - General Counsel and Secretary, or another of our lawyers, will give us an opinion about the legality of the debt securities. Mr. Rintamaki owns, and such other lawyer likely would own, our Common Stock and options to purchase shares of our Common Stock.

                                    EXPERTS

     The financial statements and schedules included in our 1998 10-K Report have been audited by PricewaterhouseCoopers LLP ("PwC"), independent accountants. They are incorporated by reference in this Prospectus and in the registration statement in reliance upon PwC's report on those financial statements and schedules given on their authority as experts in accounting and auditing.

     None of the interim financial information included in our 10-Q Reports has been audited by PwC. Accordingly, you should restrict your reliance on their reports on such information. PwC's reports on the interim financial information do not constitute "reports" or "parts" of the registration statement prepared or certified by PwC within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission registration fee....    $  834,000
Printing...............................................       250,000
Accountants' fees......................................       100,000
Blue Sky fees and expenses.............................        25,000
Fees and expenses of Trustee...........................        75,000
Rating Agency fees.....................................        45,000
Miscellaneous expenses.................................       200,000
                                                           ----------
       Total...........................................    $1,529,000
                                                           ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

     In accordance with the Delaware Law, the Restated Certificate of Incorporation of Ford contains a provision to limit the personal liability of the directors of Ford for violations of their fiduciary duty. This provision eliminates each director's liability to Ford or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to Ford or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Pursuant to most of Ford's employee benefit plans, including, without limitation, its Deferred Compensation Plan, Annual Incentive Compensation Plan, Savings and Stock Investment Plan, long-term incentive plans and stock option plans, directors, officers and employees of Ford are indemnified against all loss, cost, liability or expense resulting from any claim, action, suit or proceeding in which such persons are involved by reason of any action taken or failure to act under such plans.

     Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities issued or guaranteed by Ford, the underwriters have agreed to indemnify Ford, each officer and director of Ford and each person, if any, who controls Ford within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act.

     Ford is insured for liabilities it may incur pursuant to its Restated Certificate of Incorporation relating to the indemnification of its directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford's Restated Certificate of Incorporation.

ITEM 16. EXHIBITS.

   EXHIBIT
     NO.                                 DESCRIPTION
   -------                               -----------
Exhibit 1        Form of Underwriting Agreement relating to the debt
                 securities.
Exhibit 4.1      Indenture dated as of February 15, 1992 between Ford and The
                 Bank of New York (incorporated by reference to Exhibit 4.1 to Registration Statement No. 33-64247).
Exhibit 4.2      First Supplemental Indenture dated as of December 5, 1996
                 between Ford and The Bank of New York (incorporated by
                 reference to Exhibit 99 to Ford's Current Report on Form 8-K dated February 3, 1997, Commission file number 1-3950).
Exhibit 4.3      Form of debt security is included in Exhibit 4.1, as amended by Exhibit 4.2. Any additional form or forms of debt
                 securities will be filed with the Commission.
Exhibit 5        Opinion of John M. Rintamaki, Vice President-General Counsel
                 and Secretary of Ford, as to the legality of the debt
                 securities registered hereunder.
Exhibit 12       Calculation of Ratio of Earnings to Fixed Charges of Ford
                 (incorporated by reference to Exhibit 12 to the Registrant's
                 Quarterly Report on Form 10-Q for the quarter ended June 30,
                 1999, Commission file number 1-3950).
Exhibit 15       Letter of PricewaterhouseCoopers LLP regarding unaudited
                 interim financial information.
Exhibit 23.1     Consent of PricewaterhouseCoopers LLP.
Exhibit 23.2     Consent of John M. Rintamaki is contained in his opinion
                 filed as Exhibit 5 to this Registration Statement.
Exhibit 24       Powers of Attorney.
Exhibit 25       Statement of Eligibility on Form T-1 of The Bank of New
                 York.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the

     Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs 1 (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Ford Motor Company, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dearborn, Michigan, on the 27th day of August, 1999.

                                          FORD MOTOR COMPANY

                                          By         JACQUES A. NASSER*
                                            ------------------------------------
                                                    (Jacques A. Nasser)
                                                Chief Executive Officer and
                                                          President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                     TITLE                           DATE
               ---------                                     -----                           ----
        WILLIAM CLAY FORD, JR.*            Director, Chairman of the Board of
---------------------------------------    Directors and Chairman of the
       (William Clay Ford, Jr.)            Environmental and Public Policy
                                           Committee, the Finance Committee
                                           and the Organization Review and
                                           Nominating Committee

          JACQUES A. NASSER*               Director, President and
---------------------------------------    Chief Executive Officer
          (Jacques A. Nasser)              (Principal Executive Officer)

          MICHAEL D. DINGMAN*              Director and Chairman of the
---------------------------------------    Compensation and Option Committee
         (Michael D. Dingman)

           EDSEL B. FORD II*               Director
---------------------------------------
          (Edsel B. Ford II)

          WILLIAM CLAY FORD*               Director                                     August 27, 1999
---------------------------------------
          (William Clay Ford)

       IRVINE O. HOCKADAY, JR.*            Director and Chairman of the Audit
---------------------------------------    Committee
       (Irvine O. Hockaday, Jr.)

          MARIE-JOSEE KRAVIS*              Director
---------------------------------------
         (Marie-Josee Kravis)

           ELLEN R. MARRAM*                Director
---------------------------------------
           (Ellen R. Marram)

            HOMER A. NEAL*                 Director
---------------------------------------
            (Homer A. Neal)

          CARL E. REICHARDT*               Director
---------------------------------------
          (Carl E. Reichardt)

               SIGNATURE                                   TITLE                           DATE
               ---------                                   -----                           ----

           JOHN L. THORNTON*               Director
---------------------------------------
          (John L. Thornton)

           W. WAYNE BOOKER*                Vice Chairman and Chief Financial         August 27, 1999
---------------------------------------    Officer (Principal Financial Officer)
           (W. Wayne Booker)

           WILLIAM A. SWIFT*               Vice President and Controller
---------------------------------------    (Principal Accounting Officer)
          (William A. Swift)

       *By /s/ LOUIS J. GHILARDI
  -----------------------------------
          (Louis J. Ghilardi,
           Attorney-in-Fact)

                                 EXHIBIT INDEX

                                                                              SEQUENTIALLY
  EXHIBIT                                                                       NUMBERED
   NUMBER                               DESCRIPTION                               PAGE
  -------                               -----------                           ------------

Exhibit 1 Form of Underwriting Agreement relating to the debt securities.
Exhibit 4.1     Indenture dated as of February 15, 1992 between Ford and The
                Bank of New York (incorporated by reference to Exhibit 4.1 to Registration Statement No. 33-64247).
Exhibit 4.2 First Supplemental Indenture dated as of December 5, 1996 between Ford and The Bank of New York (incorporated by reference to Exhibit 99 to Ford's Current Report on Form 8-K dated February 3, 1997, Commission file number 1-3950).
Exhibit 4.3 Form of debt security is included in Exhibit 4.1, as amended by Exhibit 4.2. Any additional form or forms of debt securities will be filed with the Commission.
Exhibit 5 Opinion of John M. Rintamaki, Vice President-General Counsel and Secretary of Ford, as to the legality of the debt securities registered hereunder.
Exhibit 12      Calculation of Ratio of Earnings to Fixed Charges of Ford
                (incorporated by reference to Exhibit 12 to the Registrant's
                Quarterly Report on Form 10-Q for the quarter ended June 30,
                1999, Commission file number 1-3950).
Exhibit 15 Letter of PricewaterhouseCoopers LLP regarding unaudited interim financial information.
Exhibit 23.1    Consent of PricewaterhouseCoopers LLP.
Exhibit 23.2 Consent of John M. Rintamaki is contained in his opinion filed as Exhibit 5 to this Registration Statement.
Exhibit 24      Powers of Attorney.
Exhibit 25      Statement of Eligibility on Form T-1 of The Bank of New
                York.